Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  April 15, 2008

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 15, 2008, our wholly owned subsidiary, RCI Entertainment (Media Holdings), Inc., a Texas corporation (“RCI Media”), acquired 100% of the issued and outstanding common stock (the “ED Stock”) of ED Publications, Inc., a Texas corporation (“ED”), 100% of the issued and outstanding common stock (the “TEEZE Stock”) of TEEZE International, Inc., a Delaware corporation (“TEEZE”) and 100% of the issued and outstanding membership  interest (the “Membership Interest”) of Adult Store RCI Media Magazine, LLC, a Georgia limited liability company (the “Acquisition”).

ED Publications, Inc.

Under the terms of a Purchase Agreement between Don Waitt (“Waitt”), RCI Media and Rick’s Cabaret International, Inc. (“Rick’s”) dated April 15, 2008 (the “ED Purchase Agreement”), we agreed to pay Waitt the following consideration for the purchase of the ED Stock:

(i)	$300,000 cash at closing;
(ii)	$200,000 cash payable in 6 months; and
(iii)	The issuance of 8,696 shares of restricted common stock valued at $23.00 per share (the “Closing Shares”).

Additionally, during the three (3) year period following the Closing Date (the “Earn Out Period”), Waitt shall be entitled to earn additional consideration (the “Additional Consideration”) of up to $2,000,000 (the “Maximum Amount”) consisting of $500,000 cash (the Cash”) and 65,217 shares of restricted common stock valued at $23.00 per share (the “Earn Out Shares”), based upon the earnings before income tax, depreciation and amortization (“EBITDA”) of RCI Media.  RCI Media will pay the Maximum Amount of the Additional Consideration to the Seller if RCI Media’s EBITDA during the three (3) year period following the Closing Date totals an aggregate of $2,400,000.  At the end of each twelve (12) month period after the Closing Date, RCI Media shall determine its EBITDA and shall pay to Waitt any such portion of the Additional Consideration as has been earned.  The Closing Shares and Earn Out Shares are collectively referred to as the “Rick’s Shares”).  A copy of the ED Purchase Agreement is attached hereto as Exhibit 10.1.

At Closing, Waitt entered into a Lock-Up/Leak-Out Agreement with Waitt pursuant to which on or after one year after the closing date with respect to the Closing Shares, or on or after seven (7) months from the date of issuance with respect to the Earn Out Shares, if any, Waitt shall have the right, but not the obligation to have Rick’s purchase from Waitt 5,000 Rick’s Shares per month (the “Monthly Shares”), calculated at a price per share equal to $23.00 per share (“Value of the Rick’s Shares”) until Waitt has received an aggregate of $1,700,000 (i) from the sale of the Rick’s Shares sold in the open market or in a private transaction or otherwise, and (ii) the payment of any deficiency (as defined in the ED Purchase Agreement) by Rick’s.  At our election during any given month, we may either buy the Monthly Shares or, if we elect not to buy the Monthly Shares from Waitt, then Waitt shall sell the Monthly Shares in the open market.  Any deficiency between the amount which Waitt receives from the sale of the Monthly Shares and the Value of the Rick’s Shares shall be paid by us within three (3) business days of the date of sale of the Monthly Shares during that particular month.  Our obligation to purchase the Monthly Shares from Waitt shall terminate and cease at such time as Waitt has received an aggregate total of $1,700,000 from the sale of the Rick’s Shares and any deficiency (as defined in the ED Purchase Agreement).  A copy of the Lock-Up/Leak-Out Agreement with Waitt is attached hereto as Exhibit 10.2.

At Closing, Waitt also entered a three (3) year Employment Agreement with RCI Media (the “Employment Agreement”) pursuant to which he will serve as President.  The Employment Agreement extends through April 15, 2011, and provides for an annual base salary of $250,000. Pursuant to the Employment Agreement, Mr. Waitt is also eligible to participate in all benefit plans maintained by us for salaried employees. Under the terms of the Employment Agreement, Mr. Waitt is bound to a confidentiality provision and cannot compete with us upon the expiration of the Employment Agreement.  A copy of the Employment Agreement is attached hereto as Exhibit 10.3.

TEEZE/Adult Store RCI Media

Under the terms of a Purchase Agreement between John Cornetta (“Cornetta”), Waitt (“Waitt”), RCI Media and Rick’s dated April 15, 2008 (the “TEEZE/ASB Purchase Agreement”), we agreed to pay the following consideration to Cornetta and Waitt for the purchase of the TEEZE Stock and the Membership Interest:

(i)	an aggregate of $200,000 cash at closing; and
(ii)
the issuance of 6,522 shares of restricted common stock to each of Messrs. Waitt and Cornetta, for an aggregate of 13,044 shares of restricted common stock to be valued at $23.00 per share (the “Rick’s TEEZE Shares”).

Pursuant to the TEEZE/ASB Purchase Agreement, on or after one year after the closing date, each of Messrs. Waitt and Cornetta shall have the right, but not the obligation to have Rick’s purchase the Rick’s TEEZE Shares calculated at a price per share equal to $23.00 per share (“Value of the Rick’s TEEZE Shares”) until Messrs. Waitt and Cornetta have each received $150,000 (i) from the sale of the Rick’s TEEZE Shares sold by them, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise, and (ii) the payment of any deficiency (as defined in the TEEZE/ASB Purchase Agreement) by Rick’s.  At our election during any given month, we may either buy the Rick’s TEEZE Shares or, if we elect not to buy the Rick’s TEEZE Shares, then Cornetta and/or Waitt shall sell the Rick’s TEEZE Shares in the open market.  Any deficiency between the amount which Cornetta or Waitt receives from the sale of the Rick’s TEEZE Shares and the Value of the Rick’s TEEZE Shares shall be paid by us within three (3) business days of the date of sale of the Rick’s TEEZE Shares during that particular month.  Our obligation to purchase the Rick’s TEEZE Shares shall terminate and cease at such time as Waitt and Cornetta have each received $150,000 from the sale of the Rick’s TEEZE Shares and any deficiency.  A copy of the TEEZE/ASB Purchase Agreement is attached hereto as Exhibit 10.4.

At Closing, Cornetta entered a five year Non-Competition Agreement with us pursuant to which he agreed not to compete with us either directly or indirectly with TEEZE, ASB, RCI Media, Rick’s or any of their affiliates by publishing any sexually oriented industry trade print publications, with the exception of a publication known as “Xcitement” which is currently owned and operated by Cornetta.  A copy of the Non-Competition Agreement with Cornetta is attached hereto as Exhibit 10.5.

A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Description

10.1	Purchase Agreement between Don Waitt, ED Publications, Inc., Rick’s Cabaret International, Inc. and RCI Entertainment (Media Holdings), Inc. dated April 15, 2008
10.2	Lock-Up/Leak-Out Agreement with Don Waitt dated April 15, 2008
10.3	Employment Agreement with Don Waitt dated April 15, 2008
10.4
Purchase Agreement between John Cornetta, Don Waitt, TEEZE International, Inc., Adult Store Buyer Magazine, LLC, Rick’s Cabaret  International, Inc. and RCI Entertainment (Media Holdings), Inc. dated April 15, 2008

10.5	Non-Competition Agreement with John Cornetta dated April 15, 2008
99.1	Press release dated April 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

	By:	/s/ Eric Langan
Date: April 18, 2008		Eric Langan
President and Chief Executive Officer